Exhibit 99.1

                             SUBSCRIPTION AGREEMENT
                               GREENWING NRG INC.
                                 (the "Company")

                     69 Saphire, The Grange, Stilorgan, Co.
                                 Dublin, Ireland
                             Tel: (353) 87 153 6399

A. Instructions.

Each person considering subscribing for common shares of the Company should review the following instructions:

Subscription Agreement: Please complete, execute and deliver to the Company the enclosed copy of the Subscription Agreement. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records.

The Company shall have the right to accept or reject any subscription, in whole or in part.

An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

Payment: Payment for the amount of the Shares subscribed for shall be made at the time of delivery of the properly executed Subscription Agreement, or at such later date as the Company may specify by written notice to subscribers (unless such date is deferred in the sole discretion of the Company), by check, bank draft or wire transfer of funds immediately available to the Company at the address set forth below or to an account specified by the Company. The date upon which the transaction contemplated hereby shall become effective (the "Closing") will occur on such date or within such period as may be specified at the discretion of the Company with written notice to the Subscriber. (. There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.

B. Communications .

All documents and check should be forwarded to:

                               GREENWIND NRG INC.
                                 (THE "COMPANY")
                     69 Saphire, The Grange, Stilorgan, Co.
                                 Dublin, Ireland
                             Tel: (353) 87 153 6399

THE PURCHASE OF SHARES OF GREENWIND NRG INC. INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

EVERY POTENTIAL INVESTOR PRIOR TO ANY INVESTMENT OR PURCHASE OF GREENWIND NRG INC.'S SHARES SHOULD READ THE PROSPECTUS RELATING TO THIS OFFERING.

                               GREENWIND NRG INC.
                                 (THE "COMPANY")
                     69 Saphire, The Grange, Stilorgan, Co.
                                 Dublin, Ireland
                             Tel: (353) 87 153 6399


                      SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned (the "Subscriber") hereby subscribes for that number of shares (the "Shares") of the Company set forth below, upon and subject to the terms and conditions set forth in the Company's final prospectus filed on Form 424B and dated _________, 20____ (the "Prospectus").

The Subscriber acknowledges, represents and warrants as of the date of this Subscription Agreement that:

1.   no person has made to the Subscriber any written or oral representations:

     (a)  that any person will resell or repurchase the Shares,

     (b)  that any person will refund the purchase price of the Shares, or

     (c)  as to the future price or value of the Shares;

2. the Company has provided to the Subscriber a copy of the Prospectus and has made available a copy of the Company's Registration Statement on Form S-1 filed on ________________, 20___; and

3. the representations, warranties and acknowledgements of the Subscriber contained in this Section will survive the closing of this Agreement.

The Subscriber acknowledges that the Subscriber has a two day cancellation right and can cancel this Subscription Agreement by sending notice to the Company by midnight on the 2nd business day after the Subscriber signs this Subscription Agreement.

Total Number of Shares to be Acquired:                 ________________________

Amount to be paid (price of $0.01 USD per Share):      ________________________

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ______ day of ____________________, 20_____.

NAME: (PRINT) as it should appear on the Certificate:

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ADDRESS:
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If Joint Ownership, check one (all parties must sign above):

     [ ] Joint Tenants with Right of Survivorship
     [ ] Tenants in Common
     [ ] Community Property

If Fiduciary or a Business or an Organization, check one:

     [ ] Trust
     [ ] Estate
     [ ] Power of Attorney

     Name and Type of Business Organization:


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
IDENTIFICATION AUTHENTICATION REQUIRED [ATTACH PHOTOCOPY OF ID]

Below is my (check one) [ ] Government  ID# - [ ] Social  Security# -
                        [ ] Passport# - [ ] Tax ID# - [ ] Drivers  License# -

[ ] Other _________________:       #_______________________________




SIGNATURE:
          -------------------------------------------------



                           ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of GREENWIND NRG INC. this ______ day of ____________________, 20____.



                                     By:
                                        ----------------------------------------
                                        James Sammon, President and CEO